ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

                      ARTICLES OF AMENDMENT

                      (Changing its Name to
      AllianceBernstein Variable Products Series Fund, Inc.)

          Alliance Variable Products Series Fund, Inc., a
Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

          SECOND: The name of the corporation (hereinafter called the "Corporation") is AllianceBernstein Variable
          Products Series Fund, Inc.

          SECOND: The charter of the Corporation is hereby amended by changing the designations of the Corporation's
Portfolios to the designations listed below:

Designation                     New Designation
-----------                     ---------------

Money Market Portfolio          AllianceBernstein Money Market
                                   Portfolio

Premier Growth Portfolio        AllianceBernstein Premier
                                   Growth Portfolio

Growth and Income Portfolio     AllianceBernstein Growth and
                                   Income Portfolio

U.S. Government/High Grade      AllianceBernstein U.S.
     Securities Portfolio          Government/High Grade
                                   Securities Portfolio

High-Yield Portfolio            AllianceBernstein High-Yield
                                   Portfolio

Total Return Portfolio          AllianceBernstein Total Return
                                   Portfolio

International Portfolio         AllianceBernstein
                                   International Portfolio

Global Bond Portfolio           AllianceBernstein Global Bond
                                   Portfolio

Americas Government Income      AllianceBernstein Americas
   Portfolio                       Government Income Portfolio

Global Dollar Government        AllianceBernstein Global
   Portfolio                       Dollar Government Portfolio

Growth Portfolio                AllianceBernstein Growth
                                   Portfolio

Worldwide Privatization         AllianceBernstein Worldwide
   Portfolio                       Privatization Portfolio

Technology Portfolio            AllianceBernstein Technology
                                   Portfolio

Quasar Portfolio                AllianceBernstein Quasar
                                   Portfolio

          THIRD: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          FOURTH: This amendment to the charter of the Corporation will be effective on May 1, 2003, as permitted by
Section 2-610.1 of the Maryland General Corporation Law.

          IN WITNESS WHEREOF, Alliance Variable Products Series Fund, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by John D. Carifa, President of the Corporation, and witnessed by Andrew L. Gangolf, the Assistant Secretary of the Corporation, this 16th day of April, 2003. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

                           ALLIANCE VARIABLE PRODUCTS SERIES
                           FUND, INC.

                           By:
                               ---------------------------
                               John D. Carifa
                               President

WITNESS:

-----------------------
Andrew L. Gangolf
Assistant Secretary

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